                                                                     EXHIBIT 4.1

                         COMMON STOCK PURCHASE AGREEMENT

     This Common Stock Purchase Agreement (the "Agreement") is made and entered
                                                ---------
into as of November 14, 2001 by and among ValiCert, Inc., a Delaware corporation (the "Company"), and the investors listed on Exhibit A hereto (each an
      -------                                ---------
"Investor" and collectively, the "Investors"). Certain capitalized terms
 --------
underlined in this Agreement are defined in Article IX hereof.

     In consideration of the above recitals and the mutual covenants made herein, the parties hereby agree as follows:


                                   ARTICLE I

                        PURCHASE AND SALE OF COMMON STOCK

     Section 1.1     Authorization. As of the Closing (as defined in Section 1.3
                     -------------
below), the Company shall have authorized the sale and issuance of the Shares, pursuant to the terms of this Agreement, and shall have authorized the issuance of warrants to the Investors, in the form attached hereto as Exhibit B.
                                                             ---------

     Section 1.2     Purchase and Sale of Common Stock and Common Stock
                     --------------------------------------------------
Warrants. Subject to the terms and conditions hereof, the Company shall issue
--------
and sell to the Investors, and the Investors shall purchase from the Company that number of Shares set forth opposite each Investor's name on Exhibit A, at a
                                                                 ---------
per share price equal to the VWAP in the Trading Days from October 25, 2001
                             ----        ------------
through October 31, 2001, or $2.9121 (the "Purchase Price"). For consideration
                                           --------------
from the Investors in the aggregate amount of $100.00, with each Investor paying its pro-rata share of such amount, the Company shall issue to the Investors the Common Stock Warrants at a per share price of $3.49452 and, in the aggregate, for 361,279 shares, subject to the terms herein in the amounts set forth opposite each Investor's name on Exhibit A.
                                 ---------

     Section 1.3     Closing. The closing of the purchase and sale of the Shares
                     -------
shall take place at the offices of Gray Cary Ware & Freidenrich LLP at 400 Hamilton Avenue, Palo Alto, CA 94301 at 10:00 a.m., Pacific Time, on November 14, 2001 (the "Closing"). The date of the Closing is hereinafter referred to as
               -------
the "Closing Date."

     Section 1.4     Delivery. Subject to the terms and conditions of this
                     --------
Agreement, at the Closing, or, in the case of the original stock certificates, within five days after the Closing, the Company will cause to be delivered to the Investor a stock certificate representing the number of Shares purchased by the Investor, and the Investor shall deliver to the Company payment for the Shares by a wire transfer of immediately available funds to the Company as follows:

     Bank Name:                 Comerica Bank
                                2015 Manhattan Beach Blvd.
                                Redondo Beach, CA  90278

     Acct Name:                 ValiCert, Inc.

     Account Number:            1891-58-0324

     Routing Number:            121137522

     Attn:                      Central California Regional Office

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

     The Investor represents and warrants to the Company that:

     Section 2.1     Authorization. This Agreement constitutes the valid and
                     -------------
legally binding obligation of the Investor, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally and equitable remedies may be limited by law, and the Investor has full legal capacity, power and authority to enter into and be bound by this Agreement.

     Section 2.2     Access to Information. The Investor has had an opportunity
                     ---------------------
to ask questions of the Company's representatives concerning the Company, its present and prospective business, assets, liabilities and financial condition that the Investor reasonably considers important in making the decision to purchase the Shares. The Investor has access to the following documents on
FreeEDGAR: (1) the Company's Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2000; (2) the Company's Quarterly Report to the SEC on Form 10-Q for the fiscal quarter ended September 30, 2001; (3) the Company's press releases issued from July 28, 2000 to present (collectively, the "Press Releases"); (4) all current reports on Form 8-K filed by the Company
 --------------
since January 1, 2001; (5) the Definitive Proxy Statement filed by the Company with the SEC in connection with the Annual Meeting of Stockholders of the Company held on June 8, 2001; and (6) the Company's Registration Statement on Form S-1, declared effective by the SEC on October 1, 2001.

     Section 2.3     Financial Risks. The Investor acknowledges that it is able
                     ---------------
to bear the financial risks associated with an investment in the Shares and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation. The Investor is capable of evaluating the risks and merits of an investment in the Shares by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and the Investor is capable of bearing the entire loss of its investment in the Shares.

     Section 2.4     Accredited Investor. The Investor is an "accredited
                     -------------------
investor" as defined in Regulation D promulgated under the Securities Act.

     Section 2.5     Investment; No Distribution. The Investor is acquiring the
                     ---------------------------
Shares to be issued and sold hereunder for his, her or its own account (or a trust account if such Investor is a trustee) for investment and not as a nominee and not with a present view to the distribution thereof. The Investor is aware that there are legal and practical limits on the Investor's ability to sell or dispose of the Shares and, therefore, that Investor must bear the economic risk of the investment for an indefinite period of time and has adequate means of providing for Investor's current needs and possible personal contingencies and has need for only limited liquidity of this investment. Investor's commitment to illiquid investments is reasonable in relation to Investor's net worth. By making the representations in this Section 2.5, the Investor does not agree to hold the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with or as provided by applicable law.

     Section 2.6     No General Solicitation. The Shares were not offered to
                     -----------------------
Investor through, and Investor is not aware of, any form of general solicitation or general advertising, including, without limitation, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and (ii) any seminar or meeting whose attendees have been invited by any general Investor's solicitation or general advertising.

     Section 2.7     Restricted Securities. Investor understands that the Common
                     ---------------------
Stock issued at Closing is characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving, a public offering and that under such laws and applicable regulations such securities may not be transferred or resold without registration under the Act or pursuant to an exemption therefrom. In this connection, the Investor represents Investor is familiar with Rule 144 under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

     Section 2.8     Disposition. Without in any way limiting the
                     -----------
representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Shares unless and until:

                     (i) there is then in effect a registration statement under the Act covering a such proposed disposition and such disposition is made in accordance with such registration statement; or

                     (ii) such disposition is made pursuant to an exemption from registration under the Act.

     Section 2.9     Pricing Window. The Investor did not sell shares of Common
                     --------------
Stock and did not short shares of Common Stock during the Trading Days from October 25 through October 31, 2001.

     Section 2.10    General. The Investor understands that the Company is
                     -------
relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the suitability of the Investor to acquire the Shares.


                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Investor that, except as set forth in the Disclosure Schedule attached hereto as Exhibit C, the Press
                                                        ---------
Releases, any Current Report on

Form 8-K filed by the Company with the SEC, or the SEC Documents (as defined in Section 3.4 below), with any disclosure thereon being deemed disclosure for all purposes and all relevant subsections hereof, which exceptions will be deemed to be representations and warranties as if made hereunder:

     Section 3.1     Organization and Good Standing. The Company is a
                     ------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all necessary corporate power and authority to own its assets and to carry on its business as now being conducted and presently proposed to be conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its ownership or leasing of assets, or the conduct of its business, makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect upon the business, condition (financial or otherwise), properties, assets or operations of the Company and its subsidiaries considered as a whole ("Material Adverse Effect").
                                                     -----------------------

     Section 3.2     Requisite Power and Authorization. The Company has all
                     ---------------------------------
necessary corporate power and authority to execute and deliver this Agreement, the Registration Rights Agreement, and the Common Stock Warrants, to issue the Shares and the Warrant Shares, and to carry out the provisions of this Agreement and the Registration Rights Agreement. All corporate action on the part of the Company required for the lawful execution and delivery of this Agreement and the Registration Rights Agreement, and issuance and delivery of the Shares and the Warrant Shares, has been taken. Upon execution and delivery, this Agreement, the Registration Rights Agreement and the Common Stock Warrants shall constitute valid and binding obligations on the Company enforceable in accordance with their respective terms, except as enforcement may be limited by insolvency and similar laws affecting the enforcement of creditors' rights generally and equitable remedies. The Shares, when issued in compliance with the provisions of this Agreement, will be duly authorized and validly issued, fully paid, non-assessable, free and clear of all liens, taxes and encumbrances except for restrictions on transfer contained herein, and issued in compliance with federal securities laws and the securities laws of the State of Delaware and the State of California. No stockholder of the Company or other person has any preemptive or similar right with respect to the Shares.

     Section 3.3     Issuance of Warrant Shares. The Warrant Shares to be issued
                     --------------------------
upon exercise of the Common Stock Warrants have been duly authorized by all necessary corporate action and, when paid for and issued in accordance with the terms hereof and the Common Stock Warrants, the Warrant Shares shall be validly issued and outstanding, fully paid and non-assessable, free and clear of all liens, taxes and encumbrances except for restrictions on transfer contained herein, issued in compliance with federal securities laws and the securities laws of the State of Delaware and the State of California, and the Investor shall be entitled to all rights accorded to a holder of Common Stock. The Company has reserved such number of shares of its Common Stock necessary for issuance of the Warrant Shares.

     Section 3.4     SEC Documents. The Company has informed the Investor of the
                     -------------
accessibility of the following documents on FreeEDGAR: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, excluding exhibits, (ii) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2001, (iii) the

Company's Definitive Proxy Statement filed in connection with the Company's Annual Meeting of Stockholders held on June 8, 2001, excluding exhibits, and
(iv) the Company's Registration Statement on Form S-1 declared effective by the SEC on October 1, 2001 (collectively, the "SEC Documents"). Since July 27, 2000,
                                           -------------
the Company has timely filed all documents required to be filed in accordance with Sections 13 or 14(a) of the Exchange Act. As of their respective filing dates, or such later date on which such reports were amended, the SEC Documents complied in all material respects with the requirements of the Exchange Act. The SEC Documents as of their respective dates, or such later date on which such reports were amended, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements included in the SEC Documents ("Financial Statements") comply as to form in all material respects with
  --------------------
applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. Except as may be indicated in the notes to the Financial Statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, the Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of the Company and any subsidiaries at the dates thereof and the consolidated results of their operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).

     Section 3.5     Capital Stock. As of November 9, 2001, the authorized
                     -------------
capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $.001 per share, of which 22,882,210 shares are issued and outstanding, and 2,000,000 shares of Preferred Stock, par value $.001 per share, none of which is issued and outstanding. As of the same date, options for 4,280,895 shares of Common Stock have been granted but remain unexercised and warrants for 883,118 shares of Common Stock have been granted but remain unexercised. All outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable.

     Section 3.6     Compliance with Other Agreements. Neither the execution and
                     --------------------------------
delivery of, nor the consummation of any transaction or execution of any instrument contemplated by, this Agreement, nor the issuance of the Shares or the Common Stock Warrant and the shares issuable upon exercise of the Common Stock Warrant, has constituted or resulted in, or will constitute or result in, a material default under or breach or violation of any term or provision of the Company's Bylaws, Certificate of Incorporation, both as amended, or material contracts with third parties, state or federal laws, rules or regulations, writs, orders or judgments or decrees which are applicable to the Company or its properties.

     Section 3.7     Consents. All consents necessary for the Company to perform
                     --------
its respective obligations hereunder have been obtained, except for the approval of the SEC of the registration statement contemplated by the Registration Rights Agreement.

     Section 3.8     No Material Adverse Change. Since September 30, 2001,
                     --------------------------
except as set forth in the Press Releases, there has not been:

          (a) any changes in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements which has had or would be reasonably expected to have a Material Adverse Effect;

          (b) any material change, except in the ordinary course of business, in the contingent obligations of the Company whether by way of guarantee, endorsement, indemnity, warranty or otherwise; or

          (c) any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect.

     Section 3.9     Offering. Subject to the accuracy of each Investor's
                     --------
representations set forth in this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and all applicable state securities law, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

     Section 3.10    General Solicitation. Neither the Company nor its
                     --------------------
subsidiaries, nor any of their affiliates nor any person acting on the Company's behalf has, directly or indirectly, made nor will any such party make, any offer or sale of any security or solicitation of any offer to buy any security under the circumstances, that in the opinion of the Company's counsel, would eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Shares as contemplated hereby.

     Section 3.11    Brokers or Finders. Neither the Company nor any of its
                     ------------------
subsidiaries has incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby, and no broker, finder, agent or similar intermediary has acted for or on behalf of the Company for which any Investor would become liable for any fees, commissions or similar charges.

     Section 3.12    Nasdaq Compliance. The Common Stock is listed on Nasdaq,
                     -----------------
and the Company has taken no action designed to or likely to have the effect of suspension of or delisting the Common Stock from Nasdaq. On the Closing, the Company shall have applied for the listing of the Shares and Warrant Shares, if required by NASDAQ, in each case, upon Nasdaq and shall maintain, at its expense, so long as any of the Shares or Warrant Shares are outstanding, such listing of all Shares from time to time issuable hereunder and all Warrant Shares from time to time issuable upon exercise of the Common Stock Warrants.

     Section 3.13    Contracts. The contracts described in the SEC Documents or
                     ---------
attached as exhibits thereto that are material to the Company are in full force and effect on the date hereof, and neither the Company nor, to the Company's knowledge, any other party to such contracts is in breach of or default under any of such contracts which breach or default would reasonably be expected to have a Material Adverse Effect.

     Section 3.14    Taxes. The Company has filed all necessary federal, state
                     -----
and foreign income and franchise tax returns due prior to the date hereof and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of any material tax deficiency which has been or might be asserted or threatened against it.

     Section 3.15    Investment Company. The Company is not, and after
                     ------------------
consummation of the sale of the Shares will not be, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, or, to its knowledge, a company "controlled by" an "investment company" (other than any Investor) within the meaning of the Investment Company Act of 1940, as amended.

     Section 3.16    Insurance. The Company maintains and will continue to
                     ---------
maintain insurance of the types and in the amounts that the Company reasonably believes is prudent and adequate for its business, all of which insurance is in full force and effect.

     Section 3.17    Legal Proceedings. There are no legal or governmental,
                     -----------------
actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company or its subsidiaries that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

     Section 3.18    Subsidiaries. The Company does not own or control, directly
                     ------------
or indirectly, any interest in any other corporation, partnership, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

     Section 3.19    S-3 Eligibility. The Company has been subject to the
                     ---------------
requirements of the Exchange Act since July 27, 2000 and has timely filed all reports required to be filed with the SEC pursuant to the Exchange Act since July 27, 2000. The Company is currently eligible to register the resale of the Common Stock and Warrant Shares on a registration statement on Form S-3 under the Securities Act.

     Section 3.20    Pledge of Shares. The Company acknowledges and agrees that
                     ----------------
the Shares and the Warrant Shares may be pledged by Investor in connection with a bona fide margin agreement or other loan secured by the Shares and/or the Warrant Shares. Notwithstanding anything herein, the pledge of Shares or Warrant Shares shall not be deemed to be a transfer, sale or assignment of the Shares or Warrant Shares hereunder, and no Investor effecting a pledge of Shares or Warrant Shares shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement. The Company hereby agrees to execute and deliver such reasonable documentation as a pledgee of the Shares or Warrant Shares may reasonably request in connection with a pledge of the Shares or Warrant Shares to such pledgee by Investor.

     Section 3.21    Reporting Status. The Company shall timely file all reports
                     ----------------
required to be filed with the SEC pursuant to the Exchange Act, and so long as Investor beneficially owns any Shares or Warrant Shares, the Company shall not terminate its status as an issuer subject to the reporting obligations under the Exchange Act even if the rules and regulations thereunder would otherwise permit such termination.

                                   ARTICLE IV

                    CONDITIONS TO OBLIGATIONS OF THE INVESTOR

     The obligation of the Investor to purchase the Shares and the Common Stock Warrant at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by the Investor:

     Section 4.1     Representations and Warranties Correct; Performance of
                     ------------------------------------------------------
Obligations. The representations and warranties made by the Company in Article
-----------
III hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date, except for representations and warranties made as of a specific date which shall be true and correct as of such date; and the Company shall have performed all obligations and conditions herein required to be performed or observed by it under this Agreement on or prior to the Closing Date.

     Section 4.2     Consents and Waivers. The Company shall have obtained any
                     --------------------
and all consents (including all governmental or regulatory consents, approvals or authorizations required in connection with the valid execution and delivery of this Agreement), permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

     Section 4.3     Common Stock Warrant. On the Closing Date, the Company
                     --------------------
shall issue to the Investors the Common Stock Warrants in the form attached hereto as Exhibit B. The Common Stock underlying the Common Stock Warrants shall
          ---------
be registered in the Registration Statement referred to in the Registration Rights Agreement.

     Section 4.4     Organizational Documents. The Company shall have delivered
                     ------------------------
to the Investor (a) a certificate evidencing the incorporation and good standing of the Company in the State of Delaware issued by the Secretary of State of the State of Delaware, and (b) a secretary's certificate, dated as of the Closing Date, certifying as to (i) the resolutions of the Board of Directors approving this Agreement and the consummation of the transactions contemplated hereby,
(ii) the Certificate of Incorporation and (iii) the By-laws, each as in effect at the Closing.

     Section 4.5     Filings. The Company shall have made all filings under all
                     -------
applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

     Section 4.6     Opinion of Counsel. The Investor shall have received the
                     ------------------
opinion of Gray Carey Ware & Freidenrich LLP, counsel to the Company, dated the date of the Closing in the form set forth as Exhibit E attached hereto.
                                             ---------

                                   ARTICLE V

                    CONDITIONS TO OBLIGATIONS OF THE COMPANY

     The obligation of the Company to sell and issue the Shares to the Investor at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

     Section 5.1     Representations and Warranties. The representations and
                     ------------------------------
warranties made by the Investor in Article II hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date.

     Section 5.2     Consents and Waivers. The condition set forth in Section
                     --------------------
4.2 hereof shall have been fulfilled.


                                   ARTICLE VI

                                    COVENANTS

     The Company covenants with the Investor as follows:

     Section 6.1     Securities Compliance. If applicable, the Company shall
                     ---------------------
notify the Principal Market, in accordance with its rules and regulations, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares, the Common Stock Warrant and the Warrant Shares to the Investor or subsequent holders.

     Section 6.2     Registration and Listing. The Company will use its best
                     ------------------------
efforts to cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all material respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement, and will not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its Common Stock on the Principal Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market and shall provide the Purchaser with copies of any correspondence to or from such Principal Market which questions or threatens delisting of the Common Stock, within three (3) Trading Days of the Company's receipt thereof, until the Investor has disposed
------------
of all of the Shares and Warrant Shares.

     Section 6.3     Registration Rights Agreement. The Company and the Investor
                     -----------------------------
shall enter into the Registration Rights Agreement.


     Section 6.4     Transfer Instructions.
                     ---------------------

          (a) Provided that the Company's transfer agent is participating in The Depository Trust Company's (the "DTC") Fast Automated Securities Transfer Program (or such other similar programs for the electronic transfer of securities as may from time-to-time be implemented), and the transferee of the Shares and/or Warrant Shares is eligible to receive shares through the DTC, the Company shall instruct its transfer agent to process all transfers of Shares, sales of Shares, and exercises of Common Stock

     Warrants by an Investor (each a "Transaction") on an expedited basis, with such transfer being made through share credits to one or more balance accounts at the DTC, in such name and in such denominations as specified by such Investor, no later than the third business day after receipt by the Company of (i) the Shares, Warrant Shares or Common Stock Warrant, as applicable, and (ii) a completed Reissuance Notice, the form of which is attached hereto as Exhibit F.

          (b) If the electronic transfer of shares is not possible, then the Company shall instruct its transfer agent to process all Transactions on an expedited basis, with delivery to the Investor (or its designee) of the certificates to be issued as a result of the Transaction no later than the third business day after receipt by the Company of (i) the Shares, Warrant Shares or Common Stock Warrant, as applicable, and (ii) a completed Reissuance Notice, the form of which is attached hereto as Exhibit F.

          (c) The Company shall bear all costs and expenses resulting from processing the Transactions on an expedited basis. Until such time as all shares of Common Stock have been delivered in connection with any given Transaction and any replacement certificate(s) or replacement Common Stock Warrant(s) are delivered as requested by Investor, the Company's chief financial officer (or if there is none, the Company's most senior executive officer) shall use his/her best efforts to ensure that the Transaction is completed, including but not limited to contacting the Company's transfer agent on a daily basis for the purpose of having the Transaction completed.

     Section 6.5     Indemnification. The Company shall defend, protect,
                     ---------------
indemnify and hold harmless each Investor and each of their stockholders, partners, members, officers, directors, employees and representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (A) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (B) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 6.5 shall be the same as those set forth in Section 6(c) of the Registration Rights Agreement, including, without limitation, those procedures with respect to the settlement of claims and the Company's rights to assume the defense of claims.

                                  ARTICLE VII

                                 ACKNOWLEDGMENTS

     Section 7.1     No Assurances of Registration. There can be no assurance
                     -----------------------------
that any registration statement will become effective at the scheduled time. Therefore, Investor may each bear the economic risk of Investor's investment for an indefinite period of time.

     Section 7.2     Exempt Transaction. The Investor understands that the
                     ------------------
Shares are being offered and sold in reliance on specific exemptions from the registration requirements of federal and state law and that the representations, warranties, agreements, acknowledgments and understandings set forth herein are being relied upon by the Company in determining the applicability of such exemptions and the suitability of each Investor to acquire such Shares.

     Section 7.3     Legends. It is understood that the certificates evidencing
                     -------
the Common Stock shall bear the following legend (prior to registration as provided in the Registration Rights Agreement):

     "The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, nor the securities laws of any other Jurisdiction. They may not be sold or transferred in the absence of an effective registration statement under those securities laws or pursuant to an exemption therefrom."


                                  ARTICLE VIII

                                  MISCELLANEOUS

     Section 8.1     Governing Law. This Agreement will be governed by and
                     -------------
construed in accordance with the internal laws of the State of California applicable to contracts made among residents of, and wholly to be performed within, the State of California, without regard to principles of conflict of laws or choice of laws.

     Section 8.2     Further Instruments. From time to time, each party hereto
                     -------------------
will execute and deliver such instruments and documents as may be reasonably necessary to carry out the purposes and intent of this Agreement.

     Section 8.3     Successors and Assigns. This Agreement shall be binding
                     ----------------------
upon and inure to the benefit of the parties and their successors and assigns. The parties hereto may not amend this Agreement or any rights or obligations hereunder without prior written consent of the Company and each Investor to be affected by the amendment. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     Section 8.4     Counterparts. This Agreement may be executed in two (2) or
                     ------------
more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement will be effective following the parties signatory hereto upon such counterpart signature by all initial parties hereto.

     Section 8.5     Entire Agreement. This Agreement and all Exhibits attached
                     ----------------
hereto and referred to herein, constitutes and contains the entire agreement and understanding of the parties regarding the subject matter of this Agreement and supersedes in its entirety any and all prior negotiations, correspondence, understandings and agreements among the parties respecting the subject matter hereof.

     Section 8.6     Notices. Any notice required to be given or delivered to
                     -------
the Company under the terms of this Agreement shall be addressed to the President of the Company at its principal corporate offices. Any notice required to be given or delivered to the Investor shall be addressed to the Investor at the address indicated below or to such other address as such party may designate in writing from time to time to the Company. Unless otherwise provided, notice required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed given under this Agreement on the earliest of (i) the date of personal delivery, or (ii) the date of delivery by facsimile, or (iii) the business day after deposit with a nationally-recognized courier or overnight service, including Federal Express or Express Mail, for United States deliveries or three (3) business days after such deposit for deliveries outside of the United States, or (iv) three (3) business days after deposit in the United States mail by registered or certified mail for United States deliveries. All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth on the signature page, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties hereto. All notices for delivery outside the United States will be sent by facsimile, or by nationally recognized courier or overnight service, including Express Mail. Any notice given hereunder to more than one (1) person will be deemed to have been given, for purposes of counting time periods hereunder, on the date given to the last party required to be given such notice.

     Section 8.7     Amendments and Waivers. Any term of this Agreement may be
                     ----------------------
amended and the observance of any term of the Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section 8.7 will be binding upon the Company, the Investor, and its permitted transferees and assignees.

     Section 8.8     Severability. If one (1) or more provisions of this
                     ------------
Agreement are held to be unenforceable under applicable law, such provisions will be excluded from this Agreement to the extent unenforceable and the balance of such provisions, and of this Agreement, will be interpreted as if such provision or part and hereof were so excluded and will be enforceable in accordance with its terms.

     Section 8.9     Aggregation of Stock. All shares of Common Stock held or
                     --------------------
acquired by affiliated entities or persons will be aggregated together for the purpose of determining the availability of any rights under this Agreement.

     Section 8.10    Expenses. The Company and the Investor will bear its own
                     --------
costs and expenses incurred on its behalf with respect to the Agreement and the transactions contemplated hereby, including fees of legal counsel.

     Section 8.11    Publicity. Neither the Company nor the Investor shall issue
                     ---------
any press release or otherwise make any public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement, without the prior written consent of the other party; provided, however, that the Company shall be allowed to issue a press
       -----------------
release if such press release is required under the Exchange Act. After the Closing Date, the Company may issue a press release or otherwise make a public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement; provided, however, that
                                                        -----------------
prior to issuing any such press release, making any such public statement or announcement, the Company obtains the prior consent of the Investor, which consent shall not be unreasonably withheld or delayed.

     Section 8.12    Headings. The headings in this Agreement are for
                     --------
convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

     Section 8.13    Attorneys' Fees. If any action at law or in equity is
                     ---------------
necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

     Section 8.14    Survival. The parties agree that, regardless of any
                     --------
investigation made by the parties, the warranties, representations and covenants of the Company contained in or made pursuant to this Agreement (including, without limitation, the provisions of Article II, Article III and Article VI) shall survive the execution and delivery of this Agreement.


                                   ARTICLE IX

                                   DEFINITIONS

     Section 9.1     Certain Definitions.
                     -------------------

          (a) "Closing" shall have the meaning assigned to such term in Section
               -------
     1.3 hereof.

          (b) "Common Stock" shall mean the Company's common stock, $0.001 par
               ------------
     value per share.

          (c) "Common Stock Warrant" shall have the meaning assigned in Section
               --------------------
     1.1 hereof.

          (d) "Disclosure Schedule" shall mean the schedules prepared by the
               -------------------
     Company and attached hereto.

          (e) "Exchange Act" shall mean the Securities and Exchange Act of 1934,
               ------------
     as amended, and the rules and regulations promulgated thereunder.

          (f) "Financial Statements" shall have the meaning assigned under
               --------------------
     Section 3.4 hereof.

          (g) "Press Releases" shall have the meaning assigned under Section 2.2
               --------------
     hereof.

          (h) "Principal Market" shall mean initially the Nasdaq National market
               ----------------
     and shall include the American Stock Exchange, the Nasdaq Small-Cap Market and the New York Stock Exchange if the Company becomes listed and trades on such market or exchange after the date hereof.

          (i) "Purchase Price" shall have the meaning assigned under Section 1.2
               --------------
     hereof.

          (j) "Registration Rights Agreement" shall mean that certain
               -----------------------------
     Registration Rights Agreement between the Company and the other parties thereto dated as of the date of this Agreement in substantially the form of Exhibit D hereto, as such agreement may be amended from time to time.
     ---------

          (k) "Registration Statement" shall mean the registration statement
               ----------------------
     under the Securities Act, to be filed with the Securities and Exchange Commission for the registration of the Shares pursuant to the Registration Rights Agreement.

          (l) "SEC" shall mean the Securities and Exchange Commission. ---
               ---

          (m) "SEC Documents" shall have the meaning assigned under Section 3.4
               -------------
     hereof.

          (n) "Securities Act" shall mean the Securities Act of 1933, as
               --------------
     amended, and the rules and regulations promulgated thereunder.

          (o) "Shares" shall mean the shares of Common Stock of the Company
               ------
     being purchased by the Investors.

          (p) "Trading Day" shall mean any day on which the Principal Market is
               -----------
     open for business.

          (q) "VWAP" shall mean the daily volume weighed average price of the
               ----
     Company's Common Stock on the Principal Market as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time) using the VWAP function on the date in question.

          (r) "Warrant Shares" shall mean the shares of Common Stock issuable
               --------------
     upon exercise of the Common Stock Warrant.

              [SIGNATURE PAGE TO COMMON STOCK PURCHASE AGREEMENT]



     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

COMPANY:

VALICERT, INC.

By:
    ------------------------------------------
Name:   Joseph (Yosi) Amram
Title:  President and CEO

Address:   339 N. Bernardo Avenue
           Mountain View, CA 94043



INVESTORS:

PALO ALTO INTERNET VALUE FUND, L.P.

By:     Palo Alto Investors, LLC, its General Partner

By:     Palo Alto Investors, Manager

By:
    ------------------------------------------
       William L. Edwards, President

Address:

-----------------------------------------------------------

-----------------------------------------------------------

-----------------------------------------------------------


Tax ID:
       ---------------------------------------

              [SIGNATURE PAGE TO COMMON STOCK PURCHASE AGREEMENT]



PALO ALTO CROSSOVER FUND, L.P.

By:     Palo Alto Investors, LLC, its General Partner

By:     Palo Alto Investors, Manager

By:
    ------------------------------------------
       William L. Edwards, President

Address:

-----------------------------------------------------------

-----------------------------------------------------------

-----------------------------------------------------------


Tax ID:
       ---------------------------------------




WILLIAM H. DRAPER, III RT

By:     Palo Alto Investors, LLC, Registered Investment Manager

By:
    ------------------------------------------
       William L. Edwards, President

Address:

-----------------------------------------------------------

-----------------------------------------------------------

-----------------------------------------------------------


Tax ID:
       ---------------------------------------

              [SIGNATURE PAGE TO COMMON STOCK PURCHASE AGREEMENT]


FRED M. GIBBONS

By:     Palo Alto Investors, LLC, Registered Investment Manager

By:
    ------------------------------------------
       William L. Edwards, President

Address:

-----------------------------------------------------------

-----------------------------------------------------------

-----------------------------------------------------------


Tax ID:
       ---------------------------------------



MICRO CAP PARTNERS, L.P.

By:     Palo Alto Investors, LLC, its General Partner

By:     Palo Alto Investors, Manager

By:
    ------------------------------------------
       William L. Edwards, President

Address:

-----------------------------------------------------------

-----------------------------------------------------------

-----------------------------------------------------------


Tax ID:
       ---------------------------------------

              [SIGNATURE PAGE TO COMMON STOCK PURCHASE AGREEMENT]



MICRO-MOUSSE PARTNERS, L.P.

By:     Palo Alto Investors, LLC, its General Partner

By:     Palo Alto Investors, Manager

By:
    ------------------------------------------
       William L. Edwards, President

Address:

-----------------------------------------------------------

-----------------------------------------------------------

-----------------------------------------------------------


Tax ID:
       ---------------------------------------



PAUL C. EDWARDS

By:     Palo Alto Investors, LLC, Registered Investment Manager

By:
    ------------------------------------------
       William L. Edwards, President

Address:

-----------------------------------------------------------

-----------------------------------------------------------

-----------------------------------------------------------


Tax ID:
       ---------------------------------------

              [SIGNATURE PAGE TO COMMON STOCK PURCHASE AGREEMENT]



UBTI FREE, L.P.

By:     Palo Alto Investors, LLC, its General Partner

By:     Palo Alto Investors, Manager

By:
    ------------------------------------------
       William L. Edwards, President

Address:

-----------------------------------------------------------

-----------------------------------------------------------

-----------------------------------------------------------


Tax ID:
       ---------------------------------------




WILLIAM C. EDWARDS RT

By:     Palo Alto Investors, LLC, Registered Investment Manager

By:
    ------------------------------------------
       William L. Edwards, President

Address:

-----------------------------------------------------------

-----------------------------------------------------------

-----------------------------------------------------------


Tax ID:
       ---------------------------------------

              [SIGNATURE PAGE TO COMMON STOCK PURCHASE AGREEMENT]



JOSEPH (YOSI) AMRAM



-----------------------------------------------------------

Address:      1215 Terra Bella Avenue
              Mountain View, CA  94043

Tax ID:
       ---------------------------------------

                                    EXHIBIT A
                                    ---------

                                    INVESTORS



                                                                     Number         Number of          Pro-rata          Warrant
                Investor                       Investment          of Shares      Warrant Shares      Percentage      Consideration
------------------------------------------   -------------       -------------   ----------------    ------------    ---------------
Palo Alto Internet Value Fund, L.P.            $150,000.00              51,509             10,731            2.97%             $2.95
Palo Alto Crossover Fund, L.P.                 $250,000.88              85,849             17,885            4.95%             $4.95
William H. Draper, III RT                       $60,000.91              20,604              4,292            1.19%             $1.19
Fred M. Gibbons                                $170,000.00              58,377             12,162            3.36%             $3.36
Micro Cap Partners, L.P.                     $3,078,801.05           1,057,244            220,259           60.97%            $60.97
Micro-Mousse Partners, L.P.                    $331,200.00             113,732             23,694            6.56%             $6.56
Paul C. Edwards                                $140,000.00              48,075             10,016            2.77%             $2.77
UBTI Free, L.P.                                $260,001.03              89,283             18,600            5.15%             $5.15
William C. Edwards RT                          $560,000.00             192,301             40,063           11.09%            $11.09
Joseph (Yosi) Amram                             $50,000.76              17,170              3,577             .99%              $.99
                                             -------------       -------------   ----------------    ------------    ---------------
                             Total:          $5,050,004.63           1,734,144            361,279             100%           $100.00

                                    EXHIBIT B
                                    ---------

                              COMMON STOCK WARRANT

                                    EXHIBIT C
                                    ---------

                               DISCLOSURE SCHEDULE

                                    EXHIBIT D
                                    ---------

                          REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT E
                                    ---------

                           OPINION OF COMPANY COUNSEL

                                    EXHIBIT F
                                    ---------

                                 VALICERT, INC.

                                REISSUANCE NOTICE

     The undersigned hereby requests that the number of shares set forth below, of the Common Stock, par value $.001, of ValiCert, Inc., a Delaware corporation (the "Company") shall be reissued to the undersigned by delivery and cancellation of the following shares of Common Stock, certificates of which are attached hereto for cancellation ______________________________[list certificate numbers]. Certificates representing the reissued shares should be issued and delivered without any legend restricting transfer of such shares within three
(3) business days of receipt of this Notice.


ISSUE TO:
         ----------------------------------------------------------------------------------------------------------
                                                  (NAME)

-------------------------------------------------------------------------------------------------------------------
                                       (ADDRESS, INCLUDING ZIP CODE)

-------------------------------------------------------------------------------------------------------------------
                               (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:
           --------------------------------------------------------------------------------------------------------
                                                  (NAME)

-------------------------------------------------------------------------------------------------------------------
                                       (ADDRESS, INCLUDING ZIP CODE)




Dated:                                                                 [NAME OF INVESTOR]
       ---------------------
                                                              By
                                                                ------------------------------------------
                                                              Name:

                                                              Title: